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                                                                     Exhibit 2.2

                               FIRST AMENDMENT TO
                         FIRST RESTATEMENT OF AGREEMENT
                           AND PLAN OF REORGANIZATION

                  This FIRST AMENDMENT TO FIRST RESTATEMENT OF AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") is dated as of March 24, 1999 and entered into by and between The Bank of Hemet (the "Bank") and Pacific Community Banking Group (the "Company").

                  WHEREAS, the Bank and the Company entered into a First Restatement of Agreement and Plan of Reorganization dated as of January 5, 1999 (the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement as provided in this First Amendment as provided herein.

                  NOW, THEREFORE, in consideration of the premises and mutual promises of the parties set forth below, the parties hereto agree as follows:

                  1. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

                  2. The first sentence of Section 5.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value, of which 10,000 shares are outstanding on the date hereof, all validly issued, fully paid and nonassessable, and 100,000,000 shares of Preferred Stock, of which not more than 2 million shares have been issued or are to be issued before the Closing Date."

                  3. Section 7.2(ii) of the Agreement is hereby amended to read in its entirety as follows

                  "(ii) refrain from amending its Charter Documents except to the extent as may be required or contemplated by this Agreement, and except as the Company proposes to amend its articles of incorporation and bylaws as attached to this Agreement as EXHIBIT 7.2(II)."

                  4. This First Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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                  5. Except as herein amended, the Agreement shall remain in full force and effect.

                  6. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

                  7. The execution and delivery of this First Amendment by the officers executing the First Amendment have been duly authorized by the Boards of Directors of the Bank and the Company, and this First Amendment constitutes a legal, valid and binding agreement of the parties in accordance with its respective terms.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.

                                       PACIFIC COMMUNITY BANKING GROUP

                                       By:
                                          --------------------------------------
                                          E. Lynn Caswell
                                          Chairman and Chief Executive Officer

                                       THE BANK OF HEMET

                                       By:
                                          --------------------------------------
                                          John J. McDonough
                                          Chairman of the Board

                                       By:
                                          --------------------------------------
                                          James B. Jaqua
                                          President and Chief Executive Officer

                                       By:
                                          --------------------------------------
                                          Secretary

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